Exhibit 1.01

MARVELL TECHNOLOGY, INC.

CONFLICT MINERALS REPORT

(For the reporting period January 1, 2021 to December 31, 2021)

INTRODUCTION

This Conflict Minerals Report (the “Report”) for Marvell Technology, Inc. (“Company,” “Marvell,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) for the reporting period from January 1, 2021 to December 31, 2021 and, unless otherwise indicated herein with respect to a particular statement, covers the activities of all Company subsidiaries. The Report is being filed as Exhibit 1.01 to our specialized disclosure report on Form SD and is also posted on our website at www.marvell.com under the heading “Company” – “Investors” – “Financial Info” – “SEC Filings.” Information contained on or accessible through our website is not part of this Report.

The Rule imposes certain reporting obligations on Securities and Exchange Commission (“SEC”) registrants who manufacture products containing the minerals and metals referred to in the Rule as “Conflict Minerals.” The Democratic Republic of the Congo (“DRC”) and its adjoining countries have reserves of Conflict Minerals, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. “Armed groups” mean an armed group that is identified as a perpetrator of serious human rights abuses in the annual Country Reports on Human Rights Practices under Sections 116(d) and 502B (b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. The purpose of the Rule is to encourage companies whose products contain Conflict Minerals to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries – Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia – are sometimes referred to in this Report as the “Covered Countries.”

We are subject to the Rule because our products contain Conflict Minerals that are necessary to the functionality or production of such products (“Necessary Conflict Minerals”). Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the Necessary Conflict Minerals either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source Conflict Minerals from mines, smelters or refiners.

Supply Chain and Products

Our products typically contain many parts and components obtained from a global network of suppliers, with multiple tiers of suppliers between us and the ultimate sources of the raw materials used in the manufacturing of our products. Raw materials purchased by our direct and indirect suppliers contain Conflict Minerals obtained from smelters and refiners that, in turn, source those minerals from traders and mines in various countries.

We rely on our suppliers to provide information with respect to the origin and source and chain of custody of the Necessary Conflict Minerals contained in parts, components and materials supplied to us. In all cases, the information relating to the Necessary Conflict Minerals contained in our products comes from multiple, lower-tier suppliers and from information (i) available to us through our membership with the Responsible Minerals Initiative (“RMI”) (formerly the Conflict-Free Sourcing Initiative), (ii) provided by our customers and (iii) obtained by means of our own research.

We are a fabless semiconductor supplier of high-performance standard and semi-custom products with core strengths in developing and scaling complex System-on-a-Chip architectures, integrating analog, mixed-signal and digital signal processing functionality. Leveraging leading intellectual property and deep system-level expertise, as well as highly innovative security firmware, our solutions are empowering the data economy and enabling the data center, carrier infrastructure, enterprise networking, consumer, and automotive/industrial end markets. We serve these five end markets with a broad portfolio of semiconductor solutions based on our compute, networking, security, electro-optics, and storage technologies, which are essential and differentiating for these markets.

Our portfolio of solutions integrate multiple analog, mixed-signal and digital intellectual property components incorporating hardware, firmware and software technologies and our system knowledge to provide our customers highly-integrated solutions for their end products. In addition to selling standard product solutions, where the exact same product is sold to multiple customers, we also offer optimized solutions which are customized to a specific customer’s requirements.. Our current product offerings include custom ASICs, electro-optics, ethernet solutions, fibre channel adapters, processors and storage controllers.

Custom ASICs

We develop custom SoC (System-on-a-Chip) solutions tailored to individual customer specifications that deliver system-level differentiation for next-generation carrier, networking, data center, machine learning, automotive, aerospace and defense applications. These custom offerings leverage our broad portfolio of technologies being used in our standard products.

Electro-optics

We offer a complete portfolio of high-speed optical communication semiconductor solutions for inside cloud data centers, between cloud data centers and in carrier networks. Our electro-optical products include PAM (pulse amplitude modulation) and coherent DSPs (digital signal processors), laser drivers, TIAs (trans-impedance amplifiers), silicon photonics and DCI (data center interconnect) solutions.

Ethernet Solutions

We offer a broad portfolio of Ethernet solutions spanning controllers, network adapters, physical transceivers and switches. Our Ethernet solutions address a wide variety of end-customer data infrastructure products from small, high-reliability automotive sub-systems to large, high-performance modular enterprise and data center solutions.

Fibre Channel Products

Our QLogic Fibre Channel product family comprises of host bus adapters (HBAs) and controllers for server and storage system connectivity. These products accelerate enterprise and data center applications, deliver a highly resilient infrastructure, enable greater server virtualization density along with an advanced set of data center diagnostic, orchestration and quality of service capabilities to optimize IT productivity. Our latest Fibre Channel products are well-suited for use with all-flash arrays by offering best-in-class latency and performance.

Processors

We offer highly integrated semiconductors that provide single or multiple core processors, along with intelligent Layer 2 through 7 processing of the OSI (Open Systems Interconnection) stack which is the framework that governs network communications within enterprise, datacenter, storage, and carrier markets. All of our products are compatible with standards-based operating systems and general-purpose software to enable ease of programming, and are supported by our ecosystem partners. Our OCTEON multi-core infrastructure processor families provide integrated Layer 4 through 7 data and security processing with additional capabilities at Layers 2 and 3 at line speeds. Our OCTEON Fusion-M family of wireless baseband infrastructure processors is a highly scalable product family supporting enterprise small cells, high capacity outdoor picocells and microcells all the way up to multi-sector macrocells for multiple wireless protocols including 5G. Our NITROX security processor family provides the functionality required for Layer 3 to Layer 5 secure communication in a single chip. The LiquidSecurity product family is a high-performance hardware-based transaction security solution for cloud data center and enterprise applications.

Storage Controllers

We offer a broad portfolio of storage controllers for hard disk drives (“HDDs”) and solid-state-drives (“SSDs”) across all high-volume markets. Our controllers integrate several key Marvell technologies spanning compute, networking, security and storage. These key technologies enable our controllers to be optimized performance-power solutions and help our customers high-efficient storage products. Our HDD controllers integrate Marvell’s industry-leading read channel technologies to enable higher volumetric densities at low power profiles and are being used by all the current HDD makers. Our SSD controller products leverage our strong HDD controller know-how and system-level expertise.

Products Covered by this Report. For the purposes of the “Reasonable Country of Origin Inquiry and Due Diligence” portion of this Report, unless otherwise indicated, “products” refers to the products in the product categories listed above with respect to which manufacturing was completed during calendar year 2021, and “suppliers” refers to, collectively, our direct product suppliers and our component product suppliers.

REASONABLE COUNTRY OF ORIGIN INQUIRY AND DUE DILIGENCE

To comply with the Rule, we conducted a reasonable country of origin inquiry and due diligence on the source and chain of custody of the Necessary Conflict Minerals to determine whether they originated in a Covered Country and financed or benefited armed groups in any of these countries.

Reasonable Country of Origin Inquiry

Marvell conducted a reasonable country of origin inquiry (RCOI) to determine whether the Necessary Conflict Minerals in our products originated in one of the Covered Countries or are from recycled or scrap sources. Because we do not purchase conflict minerals directly from any smelter or refiner, we rely on our suppliers to provide us with accurate information about the origin of the minerals in the products and components they supply to us. Our suppliers provide us with this information by submitting a Conflict Minerals Reporting Template (“CMRT”). In addition to the information provided on the CMRT, we rely on (i) information from industry sources such as the RMI, (ii) information provided by our customers, and (iii) information obtained by means of our own research.

Based on the findings of our RCOI, we have reason to believe that some of the Necessary Conflict Minerals present in our products may have originated in the Covered Countries. We are therefore required by the Rule to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

Due Diligence Design

On the basis of the information obtained as a result of our RCOI, we conducted a broader due diligence investigation regarding the source and chain of custody of the Necessary Conflict Minerals. There is a significant overlap between our RCOI and due diligence processes, and the due diligence measures that we put in place are an extension of the CMRT-based RCOI process. These due diligence measures have been designed to conform, in all material respects, with the framework specified in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, including the related supplements on gold, tin, tantalum, and tungsten (the “OECD Guidance”), specifically as the OECD Guidance pertains to downstream purchasers in the minerals supply chain. The OECD Guidance specifies a five-step framework for risk-based due diligence for responsible supply chains of minerals sourced from conflict-affected and high-risk areas.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems.

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In October 2021, Marvell revised its Policy Statement on Conflict Minerals by adopting the Policy Statement on the Responsible Sourcing of Minerals (the “Policy Statement”), pursuant to which Marvell requires each supplier to exercise due diligence on the source and chain of custody of the tin, tantalum, tungsten and gold in the products it manufactures to reasonably assure they are sourced in a manner consistent with the OECD Guidance or an equivalent and recognized due diligence framework. The Policy Statement is posted on our website at www.marvell.com under the heading “ESG” – “Our Policies.”

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Marvell maintains a Supplier Code of Conduct that, among other things, requires our direct suppliers to comply with the Policy Statement, as well as with the Marvell Code of Business Conduct and Ethics and the RBA Code of Conduct. The Supplier Code of Conduct is posted on our website at www.marvell.com under the heading “ESG” – “Our Policies.”

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Marvell has a Conflict Minerals Working Group (“Working Group”) that is comprised of subject matter experts from the Company’s Quality Management System and Legal teams. The Working Group oversees Marvell’s reasonable country of origin inquiry and conducts due diligence on the source and chain of custody of Marvell’s Necessary Conflict Minerals.

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We use a multi-layered approach to convey our supplier responsibility expectations to our direct suppliers. Marvell’s direct suppliers have been provided with our Policy Statement, Supplier Code of Conduct and product and manufacturing specifications (the “Specifications”), and any new direct suppliers are similarly provided such documents as part of the Quality Systems group’s supplier onboarding process. Marvell’s Specifications contain provisions requiring that direct suppliers (i) comply with the Policy Statement and the Supplier Code of Conduct and (ii) cooperate with Marvell in providing the information required by the CMRT. Further, the Specifications stipulate the consequences of breaching such provisions.

•	We maintain a data retention policy to retain material Conflict Minerals-related records electronically for a period of at least five (5) years from the date of creation.

•	We engaged a third-party conflict minerals due diligence service provider that utilized a proprietary software tool to compile and validate CMRT data provided by suppliers.

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Marvell maintains a confidential Concern Line, administered by an independent third-party service provider, that is available to employees and the general public 24 hours per day, seven days per week. The Concern Line accepts anonymous reports and may be used to report illegal or unethical conduct. Information about the Concern Line is included in our Supplier Code of Conduct, and posted on our website at www.marvell.com under the heading “Company” – “ESG” – “Ethics.”

Step 2: Identify and Assess Risk in the Supply Chain.

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We requested that our suppliers provide CMRTs and used our suppliers’ CMRTs to identify smelters and refiners and to attempt to determine the mine and country of origin of the minerals processed by such smelters and refiners.

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We are a member of the RBA and the RMI, a leading industry program that helps members manage risk by improving Conflict Minerals supply chain transparency. As a member of the RMI, Marvell has access to RMI’s reasonable country of origin data that aids us in determining the mine or location of origin of the Conflict Minerals in our supply chain.

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We cross-check information received from our suppliers against data made available by the RMI and against additional information obtained either from our customers or by means of our own research to determine whether such facilities have successfully completed an assessment against the applicable RMI Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment (such facilities, “RMAP conformant” facilities). The RMI conducts independent third-party assessments of smelters’ and refiners’ management systems and sourcing practices to validate conformance with RMAP standards. The RMAP employs a risk-based approach to validate smelters’ and refiners’ company-level management processes for responsible mineral procurement. When necessary, we engage with our direct suppliers and manufacturers when a smelter or refiner that is not RMAP conformant is identified in their CMRTs. We request and encourage our direct suppliers and manufacturers to discontinue sourcing from smelters and refiners that are not RMAP conformant or to encourage such smelters and refiners to become RMAP conformant.

Step 3: Design and Implement a Strategy to Respond to Identified Risks.

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We have developed procedures for obtaining CMRTs from our suppliers, and we review their responses, consolidate the information in a central database and follow up with suppliers to address any red flags or inconsistent responses. Some of these activities we handle internally, and some are handled by our third-party conflict minerals due diligence service provider.

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As needed, we survey our suppliers to gain further insights into their Conflict Minerals due diligence programs and processes, reviewing responses, assessing risk and following up with suppliers to address any inconsistencies, insufficient responses or insufficient documentation.

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As needed, either directly or through our third-party conflict minerals due diligence service provider, we work with our suppliers to transition their processing to RMAP conformant smelters or refiners.

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We have shared with our direct suppliers our expectations regarding sourcing from conflict-free designated smelters and refiners by means of our Policy Statement, Supplier Code of Conduct and the Specifications.

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If, on the basis of issues that are identified as a result of either (i) the supplier data acquisition or engagement processes or (ii) the receipt of information from other sources, Marvell determines that there is a reasonable risk that a supplier is sourcing Conflict Minerals that are directly or indirectly financing or benefiting armed groups, Marvell will apply appropriate escalation procedures.

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Such escalation procedures shall be determined at the discretion of the Working Group and may range from prompt engagement with the supplier to resolve the sourcing issue, to requiring such supplier to implement a risk management plan (which may involve, as appropriate, remedial action up to and including disengagement from upstream suppliers), to disengagement by Marvell from the applicable supplier.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence.

Given that we do not source the Necessary Conflict Minerals directly from smelters and refiners, we rely on independent third parties, including the RMI, to coordinate and conduct third-party audits of these facilities. We rely on the published results of these third-party audits to validate the responsible sourcing practices of the smelters and refiners in our supply chain.

Step 5: Report on Supply Chain Due Diligence.

As required by the Rule, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2021 calendar year reporting period. The Form SD and Conflict Minerals Report are also available on our website at www.marvell.com under the heading “Company” – “Investors” – “Financial Info” – “SEC Filings.”

Conflict Minerals Processing Facilities

Based on the information provided by our suppliers, and otherwise obtained through the due diligence process described above, we have provided information regarding the processing facilities from which we source the Necessary Conflict Minerals contained in our products in Appendix A to this Report. Because a majority of our suppliers provided supply chain information on a company level rather than on a product level, this list may include facilities that did not actually process the Necessary Conflict Minerals contained in our products.

Country of Origin of Conflict Minerals

Based on information provided by our suppliers, or otherwise obtained through the due diligence process described above, some of the Necessary Conflict Minerals may have originated from mines located in the Covered Countries.

Efforts to Determine Mine or Location of Origin

As described above, the primary focus of our due diligence on the source and chain of custody of the Necessary Conflict Minerals in our supply chain was on the collection and assessment of (i) data provided by our suppliers on the CMRT, (ii) data provided by the RMI, (iii) data provided by our customers and (iv) data obtained by means of our own research.

During the 2021 reporting year, we received CMRT data indicating that there were certain smelters and refiners in our supply chain that were not RMAP conformant. Therefore, we are unable to conclusively determine the country of origin of the Necessary Conflict Minerals in all our products.

Independent Private Sector Audit

Marvell has not voluntarily elected to describe any of its products as “DRC conflict free,” and for this reason, an independent private sector audit of this Report has not been conducted.

Steps to Mitigate Risk

The Company intends to take the following steps, among others, to further mitigate the risk that the Necessary Conflict Minerals benefit armed groups in the Covered Countries:

•	We will continue to monitor our suppliers’ Conflict Minerals sourcing practices to ensure that our suppliers remain in compliance with our Policy Statement and Supplier Code of Conduct.

•	We will continue to engage with our suppliers to obtain updated sourcing information regarding the Conflict Minerals in our supply chain.

•	We will continue to support our suppliers’ efforts to encourage their smelters and refiners to obtain a conflict-free designation from a third-party audit program.

•	We will advise any of our suppliers found to be sourcing from smelters or refiners that we identify as high-risk to establish an alternative source for the Necessary Conflict Minerals.

•	We will continue to engage with the RBA, the RMI and other industry initiatives promoting conflict-free supply chains.

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FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements and certain other statements herein are forward-looking in nature and are based on Marvell’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Marvell’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Marvell’s) are not incorporated by reference in, or considered to be a part of, this CMR, unless expressly incorporated by reference herein.

Appendix A

Conflict Minerals Processing Facilities Status as of April 12, 2022

For the 2021 reporting year, our suppliers identified 3411 smelters and refiners as potential sources of the Necessary Conflict Minerals used in our products, and 112 of such smelters and refiners have not successfully completed an assessment against the applicable RMAP standard or an equivalent cross-recognized assessment.

The non-conformance was attributed to smelters and refiners being inoperative, smelters and refiners not completing a third-party audit, or other causes. We are therefore unable to ascertain the country of origin of all Necessary Conflict Minerals, and for this reason, Marvell has not voluntarily elected to describe any of its products as “DRC conflict free.”

Table 1 contains the name of and mineral processed by each smelter and refiner reported to be in our supply chain for the 2021 reporting year.

Table 1

Smelters and Refiners

Meta	Smelter Name
Gold	Value Trading
Gold	WEEEREFINING
Gold	Metal Concentrators SA (Pty) Ltd.
Gold	Metallix Refining Inc.
Gold	MD Overseas
Gold	Sellem Industries Ltd.
Gold	Sancus ZFS (L’Orfebre, SA)
Gold	Alexy Metals
Gold	K.A. Rasmussen
Gold	Emerald Jewel Industry India Limited (Unit 4)
Gold	Emerald Jewel Industry India Limited (Unit 3)
Gold	Emerald Jewel Industry India Limited (Unit 2)
Gold	Emerald Jewel Industry India Limited (Unit 1)
Gold	Kundan Care Products Ltd.
Gold	Augmont Enterprises Private Limited
Gold	Eco-System Recycling Co., Ltd. West Plant
Gold	Eco-System Recycling Co., Ltd. North Plant
Gold	C.I Metales Procesados Industriales SAS
Gold	Sovereign Metals
Gold	CGR Metalloys Pvt Ltd.
Gold	Dijllah Gold Refinery FZC
Gold	QG Refining, LLC
Gold	NH Recytech Company
Gold	Gold Coast Refinery
Gold	African Gold Refinery
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Safimet S.p.A
Gold	Planta Recuperadora de Metales SpA
Gold	SungEel HiMetal Co., Ltd.
Gold	JALAN & Company
Gold	Pease & Curren
Gold	Degussa Sonne / Mond Goldhandel GmbH

1.

Out of 341 smelters and refiners disclosed, 330 had unique smelter IDs identified in the RMI CMRT v6.1 published on April 28, 2021. Eleven additional smelter names provided by the suppliers did not match a unique smelter ID in the RMI CMRT v6.1 published on April 28, 2021; therefore, their identity could not be verified.

Gold	KYSHTYM COPPER-ELECTROLYTIC PLANT ZAO
Gold	Bangalore Refinery
Gold	Modeltech Sdn Bhd
Gold	Sai Refinery
Gold	GCC Gujrat Gold Centre Pvt. Ltd.
Gold	AU Traders and Refiners
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH
Gold	WIELAND Edelmetalle GmbH
Gold	SAXONIA Edelmetalle GmbH
Gold	Italpreziosi
Gold	8853 S.p.A.
Gold	L’Orfebre S.A.
Gold	SAAMP
Gold	Abington Reldan Metals, LLC
Gold	TOO Tau-Ken-Altyn
Gold	Marsam Metals
Gold	Korea Zinc Co., Ltd.
Gold	Shirpur Gold Refinery Ltd.
Gold	Industrial Refining Company
Gold	Fujairah Gold FZC
Gold	REMONDIS PMR B.V.
Gold	T.C.A S.p.A
Gold	Sudan Gold Refinery
Gold	Kaloti Precious Metals
Gold	International Precious Metal Refiners
Gold	Emirates Gold DMCC
Gold	Al Etihad Gold Refinery DMCC
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	Fidelity Printers and Refiners Ltd.
Gold	KGHM Polska Miedz Spolka Akcyjna
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Geib Refining Corporation
Gold	Umicore Precious Metals Thailand
Gold	Guangdong Jinding Gold Limited
Gold	Safina a.s.
Gold	Morris and Watson
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Gold	Yokohama Metal Co., Ltd.
Gold	Yamakin Co., Ltd.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	Valcambi S.A.
Gold	United Precious Metal Refining, Inc.
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	Torecom
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Shandong gold smelting Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	Solar Applied Materials Technology Corp.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	SEMPSA Joyeria Plateria S.A.
Gold	SAMWON METALS Corp.
Gold	Samduck Precious Metals
Gold	Sabin Metal Corp.
Gold	Royal Canadian Mint
Gold	Rand Refinery (Pty) Ltd.
Gold	PX Precinox S.A.
Gold	PT Aneka Tambang (Persero) Tbk
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	PAMP S.A.
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	Nihon Material Co., Ltd.
Gold	Navoi Mining and Metallurgical Combinat

Gold	Nadir Metal Rafineri San. Ve Tic. A.S.
Gold	Moscow Special Alloys Processing Plant
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	Mitsubishi Materials Corporation
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.
Gold	Metalor USA Refining Corporation
Gold	Metalor Technologies S.A.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Matsuda Sangyo Co., Ltd.
Gold	Materion
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	Lingbao Gold Co., Ltd.
Gold	L’azurde Company For Jewelry
Gold	Kyrgyzaltyn JSC
Gold	Kojima Chemicals Co., Ltd.
Gold	Kennecott Utah Copper LLC
Gold	Kazzinc
Gold	Kazakhmys Smelting LLC
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	JSC Uralelectromed
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Jiangxi Copper Co., Ltd.
Gold	Japan Mint
Gold	Istanbul Gold Refinery
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	HwaSeong CJ Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Heraeus Germany GmbH Co. KG
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heimerle + Meule GmbH
Gold	LT Metal Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	JSC Novosibirsk Refinery
Gold	Eco-System Recycling Co., Ltd. East Plant
Gold	Dowa
Gold	DODUCO Contacts and Refining GmbH
Gold	DSC (Do Sung Corporation)
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Chugai Mining
Gold	Chimet S.p.A.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Cendres + Metaux S.A.
Gold	CCR Refinery—Glencore Canada Corporation
Gold	Caridad
Gold	C. Hafner GmbH + Co. KG
Gold	Boliden AB
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Aurubis AG
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	Asaka Riken Co., Ltd.
Gold	Asahi Pretec Corp.
Gold	Argor-Heraeus S.A.
Gold	AngloGold Ashanti Corrego do Sitio Mineracao
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Aida Chemical Industries Co., Ltd.
Gold	Advanced Chemical Company
Gold	Super Dragon Technology Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Tantalum	Yancheng Jinye New Material Technology Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Resind Industria e Comercio Ltda.
Tantalum	Global Advanced Metals Aizu

Tantalum	Global Advanced Metals Boyertown
Tantalum	TANIOBIS Smelting GmbH & Co. KG
Tantalum	TANIOBIS Japan Co., Ltd.
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	TANIOBIS GmbH
Tantalum	TANIOBIS Co., Ltd.
Tantalum	KEMET de Mexico
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	Telex Metals
Tantalum	Taki Chemical Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	QuantumClean
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Mitsui Mining and Smelting Co., Ltd.
Tantalum	Mineracao Taboca S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	LSM Brasil S.A.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED
Tantalum	F&X Electro-Materials Ltd.
Tantalum	Exotech Inc.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tin	Fabrica Auricchio Industria e Comercio Ltda.
Tin	CRM Synergies
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda
Tin	PT Mitra Sukses Globalindo
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.
Tin	Precious Minerals and Smelting Limited
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.
Tin	Luna Smelter, Ltd.
Tin	PT Rajawali Rimba Perkasa
Tin	Ma’anshan Weitai Tin Co., Ltd.
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.
Tin	Tin Technology & Refining
Tin	Pongpipat Company Limited
Tin	PT Bangka Serumpun
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.
Tin	Modeltech Sdn Bhd
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	PT Menara Cipta Mulia
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.
Tin	Metallo Spain S.L.U.
Tin	Metallo Belgium N.V.
Tin	Super Ligas
Tin	Resind Industria e Comercio Ltda.
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	CV Ayi Jaya
Tin	O.M. Manufacturing Philippines, Inc.
Tin	PT ATD Makmur Mandiri Jaya
Tin	Melt Metais e Ligas S.A.
Tin	Magnu’s Minerais Metais e Ligas Ltda.
Tin	CV Venus Inti Perkasa
Tin	Yunnan Tin Company Limited
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	White Solder Metalurgia e Mineracao Ltda.
Tin	VQB Mineral and Trading Group JSC
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Thaisarco
Tin	Soft Metais Ltda.

Tin	Rui Da Hung
Tin	PT Tinindo Inter Nusa
Tin	PT Timah Nusantara
Tin	PT Timah Tbk Mentok
Tin	PT Timah Tbk Kundur
Tin	PT Stanindo Inti Perkasa
Tin	PT REFINED BANGKA TIN
Tin	PT Prima Timah Utama
Tin	PT Mitra Stania Prima
Tin	PT Babel Surya Alam Lestari
Tin	PT Artha Cipta Langgeng
Tin	Operaciones Metalurgicas S.A.
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	Novosibirsk Processing Plant Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Mitsubishi Materials Corporation
Tin	Minsur
Tin	Mineracao Taboca S.A.
Tin	Metallic Resources, Inc.
Tin	Malaysia Smelting Corporation (MSC)
Tin	China Tin Group Co., Ltd.
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Fenix Metals
Tin	Estanho de Rondonia S.A.
Tin	EM Vinto
Tin	Dowa
Tin	PT Aries Kencana Sejahtera
Tin	Alpha
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	PT Babel Inti Perkasa
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT Cipta Persada Mulia
Tin	PT Masbro Alam Stania
Tin	PT Panca Mega Persada
Tin	PT Sariwiguna Binasentosa
Tin	PT Sukses Inti Makmur
Tin	PT Tirus Putra Mandiri
Tin	PT Tommy Utama
Tungsten	OOO “Technolom” 1
Tungsten	OOO “Technolom” 2
Tungsten	Fujian Xinlu Tungsten
Tungsten	Artek LLC
Tungsten	Cronimet Brasil Ltda
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.
Tungsten	GEM Co., Ltd.
Tungsten	NPP Tyazhmetprom LLC
Tungsten	JSC “Kirovgrad Hard Alloys Plant”
Tungsten	Lianyou Metals Co., Ltd.
Tungsten	Fujian Ganmin RareMetal Co., Ltd.
Tungsten	KGETS Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	ACL Metais Eireli
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	Unecha Refractory metals plant
Tungsten	Hydrometallurg, JSC
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	China Molybdenum Tungsten Co., Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Masan High-Tech Materials
Tungsten	TANIOBIS Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Asia Tungsten Products Vietnam Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Wolfram Bergbau und Hutten AG
Tungsten	Kennametal Fallon
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	Kennametal Huntsville
Tungsten	A.L.M.T. Corp.

The smelters and refiners in the list above that report country of origin information to the RMI reported that the Conflict Minerals processed by these facilities originated from the following countries:

Andorra, Angola, Antigua and Barbuda, Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Bangladesh, Barbados, Belarus, Belgium, Benin, Bermuda, Bolivia, Botswana, Brazil, Bulgaria, Burkina Faso, Burundi, Cambodia, Canada, Cayman Islands, Chile, China, Colombia, Congo, Costa Rica, Croatia, Cuba*, Curacao, Cyprus, Czechia, Denmark, Djibouti, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, French Guiana, Gabon, Georgia, Germany, Ghana, Greece, Grenada, Guatemala, Guernsey, Guinea, Guyana, Honduras, Hong Kong, Hungary, India, Indonesia, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Lithuania, Luxembourg, Madagascar, Malaysia, Mali, Malta, Mauritania, Mexico, Monaco, Mongolia, Montenegro, Morocco, Mozambique, Myanmar, Namibia, Netherlands, New Zealand, Nicaragua, Niger, Nigeria, Norway, Oman, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Qatar, Romania, Russia, Rwanda, Saint Kitts and Nevis, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Sint Maarten, Slovakia, Slovenia, Solomon Islands, South Africa, South Korea, Spain, St Vincent and Grenadines, Sudan, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Tanzania, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Turks and Caicos, Uganda, Ukraine, United Arab Emirates, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam, Virgin Islands, Yemen, Zambia, Zimbabwe .

*

Marvell does not directly source from Cuba and has no relationship with any companies or individuals located within its national boundaries. Marvell continues to utilize the list of potential countries of origin provided by the RMI, whose database includes all potential countries of origin from the supply chains of all of RMI’s member participants and not just Marvell. Information provided to us by the RMI is aggregated for all RMAP conformant smelters and refiners in its database and does not necessarily imply use by Marvell of materials sourced from these countries. In addition, the majority of our suppliers provided supply chain information on a company level, and not just for products specifically purchased by Marvell..